UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 23, 2005

Abgenix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24207	94-3248826
(Commission File Number)	(IRS Employer Identification No.)

6701 Kaiser Drive, Fremont California	94555
(Address of Principal Executive Offices)	(Zip Code)

510-284-6500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                                             Costs Associated With Exit or Disposal Activities

On June 23, 2005, the Board of Directors of Abgenix, Inc. (the “Company”) committed the Company to a restructuring plan in which the Company will consolidate its research and pre-clinical activities into the Company’s facility located in Burnaby, British Columbia.  The Company expects this consolidation to be substantially completed by the end of 2005.  Other than operating lease payments to be made under existing agreements, the Company anticipates cash payments related to the restructuring of approximately $2.2 to $2.9 million to be paid in the third and fourth quarters of 2005.

A copy of the press release announcing this restructuring is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein.

Item 9.01               Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release of Abgenix, Inc. dated June 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABGENIX, INC.

Dated: June 28, 2005	By:	/s/ H. Ward Wolff
H. Ward Wolff Chief Financial Officer and Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Abgenix, Inc. dated June 28, 2005